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                                                       EXHIBIT 15.1


August 14, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


Ladies and Gentlemen:

We are aware that Toyota Motor Credit Corporation has included our reports dated February 12, 1998, May 7, 1998 and August 13, 1998 (issued pursuant to the provisions of Statement on Auditing Standards No. 71) in the Prospectus constituting part of its Registration Statement on Form S-3 (No. 333-60913) to be filed on or about August 14, 1998. We are also aware of our responsibilities under the Securities Act of 1933.

Yours very truly,


PricewaterhouseCoopers LLP
Los Angeles, California